Exhibit 99.1

Ra Medical Systems Reports 2021 Second Quarter Financial Results

Conference call begins at 4:30 p.m. Eastern time today

CARLSBAD, Calif. (August 16, 2021) – Ra Medical Systems, Inc. (NYSE American: RMED), a medical device company focusing on commercializing its excimer laser system to treat vascular disease, reports financial results for the three and six months ended June 30, 2021 and provides a business update.

Recent Operational Highlights

•	Announced the sale of the Pharos dermatology business as part of the continued focus by the company of its resources on the large peripheral artery disease (PAD) market
•	Enrolled 20 additional subjects in the company’s atherectomy pivotal clinical study since early May, for a total of 70 subjects enrolled to date in the 100-subject study
•	Continued progress on catheter engineering projects including a hands-on workshop with interventional physicians to test guidewire compatible prototype devices
•	Conducted early, promising research demonstrating the ability to use the DABRA system to fracture calcium in arteries

“Earlier today we announced the sale of our Pharos dermatology business following an extensive review and evaluation of strategic options.  We believe this decision provides the best pathway to building shareholder value by allowing Ra Medical to continue to focus our resources on the large and growing market for medical devices to treat PAD.  An estimated 19 million to 21 million people in the U.S. have PAD and the market segments we are targeting are projected to exceed $900 million in revenue this year,” said Will McGuire, Ra Medical CEO.

“We have reduced our expense structure going forward while improving our financial position as a result of the net proceeds received from the transaction and our At-the-Market offerings,” he added.  “We are also exploring the potential for our DABRA technology to create shock waves that can fracture arterial calcium, sometimes referred to as intravascular lithotripsy.  This application of our technology represents an exciting potential growth opportunity to treat calcified vessels in the PAD and coronary artery disease markets.”

Second Quarter Financial Highlights

Net revenue for the second quarter of 2021 was $1.0 million, which consisted of product sales of $0.3 million and service and other revenue of $0.7 million. This compares with net revenue of $0.9 million for the second quarter of 2020, which consisted of product sales of $0.2 million and service and other revenue of $0.7 million.

Net revenue from the vascular segment was de minimis for the second quarter of 2021 and was $0.1 million for the second quarter of 2020. Net revenue from the dermatology segment was $1.0 million for the second quarter of 2021 and $0.8 million for the second quarter of 2020.

Total cost of revenue for the second quarter of 2021 was $1.5 million, compared with $1.2 million for the second quarter of 2020.

Selling, general and administrative expenses for the second quarter of 2021 were $3.7 million, which included $0.5 million in stock-based compensation, compared with $7.9 million for the second quarter of 2020, which included $0.8 million in stock-based compensation. Research and development expenses for the second quarter of 2021 were $3.0 million, which included $0.1 million in stock-based compensation, compared with $2.0 million for the second quarter of 2020, which included $0.1 million in stock-based compensation.

The net loss for the second quarter of 2021 was $5.2 million, or $1.28 per share on 4.1 million weighted-average shares outstanding, compared with a loss for the second quarter of 2020 of $10.1 million, or $10.71 per share on 0.9 million weighted-average shares outstanding.

Adjusted EBITDA for the second quarter of 2021 was negative $6.1 million, compared with negative $8.4 million for the second quarter of 2020. Adjusted EBITDA is a non-GAAP measure presented as net loss before depreciation and amortization expense, interest income, interest expense, income taxes, stock-based compensation, gain from sale of property and equipment and gain on extinguishment of debt. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

Six Month Financial Highlights

Net revenue for the first six months of 2021 was $2.1 million, which consisted of product sales of $0.7 million and service and other revenue of $1.4 million. This compares with net revenue for the first six months of 2020 of $2.3 million, which consisted of product sales of $0.7 million and service and other revenue of $1.5 million.

Net revenue from the vascular segment was de minimis for the first six months of 2021, compared with $0.2 million for the first six months of 2020. Net revenue from the dermatology segment of $2.1 million was unchanged for the first six months of 2021 and 2020.

Total cost of revenue for the first six months of 2021 was $2.9 million, compared with $2.8 million for the first six months of 2020.

Selling, general and administrative expenses for the first six months of 2021 were $7.9 million, which included $1.5 million in stock-based compensation, compared with $14.2 million for the first six months of 2020, which included $1.7 million in stock-based compensation. Research and development expenses for the first six months of 2021 were $5.8 million, which included $0.2 million in stock-based compensation, compared with $3.2 million for the first six months of 2020, which included $0.2 million in stock-based compensation.

The net loss for the first six months of 2021 was $12.5 million, or $3.56 per share on 3.5 million weighted-average shares outstanding, compared with a net loss for the first six months of 2020 of $17.8 million, or $23.83 per share on 0.7 million weighted-average shares outstanding.

Adjusted EBITDA for the first six months of 2021 was negative $12.2 million, compared with negative $14.6 million for the first six months of 2020. Adjusted EBITDA is a non-GAAP measure presented as net loss before depreciation and amortization expense, interest income, interest expense, income taxes, stock-based compensation, gain on sale of property and equipment and gain on extinguishment of debt. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

Ra Medical reported cash and cash equivalents of $20.2 million as of June 30, 2021. Between July 1, 2021 and August 2, 2021, Ra Medical received approximately $4.4 million in net proceeds, after deducting placement agent fees, from At-the-Market offerings.  Ra Medical expects to receive $3.6 million in net proceeds from the sale of the Pharos business after deducting financial advisor fees.

Conference Call and Webcast

Ra Medical will hold a conference call and audio webcast to discuss this announcement and answer questions at 4:30 p.m. Eastern time today. The conference call dial-in numbers are 866-777-2509 for domestic callers and 412-317-5413 for international callers, and the passcode is 10157984. A live webcast of the call will be available on the Investor Relations section of www.ramed.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-344-7529 for domestic callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers. Please use the passcode 10157984. A webcast replay will be available on the Investor Relations section of www.ramed.com for 30 days, beginning approximately two hours after the completion of the call.

Non-GAAP Financial Measures

Ra Medical has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and six-month periods ended June 30, 2021 and June 30, 2020. EBITDA and Adjusted EBITDA are performance measures that provide supplemental information management believes is useful to analysts and investors to evaluate Ra Medical’s ongoing results of operations, when considered alongside other GAAP measures. These measures are intended to aid investors in better understanding Ra Medical’s current financial performance and prospects for the future as seen through management. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Management believes that these non-GAAP financial measures facilitate comparisons with Ra Medical’s historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Ra Medical encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. Ra Medical defines EBITDA as our GAAP net loss as adjusted to exclude depreciation and amortization, interest income, interest expense and income tax expense. Ra Medical defines Adjusted EBITDA as our GAAP net loss as adjusted to exclude depreciation and amortization, interest income, interest expense, income tax expense, stock-based compensation, gain from sale of property and equipment and gain on extinguishment of debt.

About Ra Medical Systems

Ra Medical Systems commercializes the DABRA excimer laser and catheters for the treatment of vascular diseases. DABRA has been cleared by the FDA for crossing chronic total occlusions in patients with symptomatic infrainguinal lower extremity vascular disease and has an intended use for ablating a channel in occlusive peripheral vascular disease. In addition, DABRA has been granted CE mark clearance for the endovascular treatment of infrainguinal arteries via atherectomy and for crossing total occlusions. DABRA breaks down plaque to its fundamental chemistry, such as proteins, lipids and other chemical compounds, eliminating blockages by essentially dissolving them without generating potentially harmful particulates. DABRA excimer lasers and catheters are manufactured in a 32,000-square-foot facility located in Carlsbad, Calif.  The vertically integrated facility is ISO 13485 certified and is licensed by the State of California to manufacture sterile, single-use catheters in clean room environments.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Ra Medical’s business strategy, the potential of the DABRA system for new applications of use, the market opportunity and growth of current and potential markets, and , and its ability to continue to manage expenses and cash burn rate at sustainable levels. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing, manufacturing, launching, marketing, and selling new products or new applications of use; risks associated with acceptance of DABRA devices for current and potential applications of use and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products, product enhancements or applications of use; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement, patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; adverse outcome of regulatory inspections; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its other filings with the Securities and Exchange Commission. Additional information is also set forth in Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Andrew Jackson
Chief Financial Officer, Ra Medical Systems
760-496-9540
ajackson@ramed.com

Investors:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Ra Medical Systems, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$20,220	$23,906
Accounts receivable, net	228	238
Inventories	2,323	2,218
Prepaid expenses and other current assets	1,306	1,258
Total current assets	24,077	27,620
Property and equipment, net	2,661	3,211
Operating lease right-of-use-assets	2,300	2,484
Other non-current assets	121	123
TOTAL ASSETS	$29,159	$33,438
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,077	$571
Accrued expenses	2,021	4,348
Current portion of deferred revenue	1,787	1,801
Current portion of equipment financing	—	265
Current portion of promissory note	—	421
Current portion of operating lease liabilities	320	356
Total current liabilities	5,205	7,762
Deferred revenue	566	686
Promissory note	—	1,579
Operating lease liabilities	2,125	2,264
Total liabilities	7,896	12,291
Total stockholders’ equity	21,263	21,147
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,159	$33,438

Ra Medical Systems, Inc.

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenue
Product sales	$318	$154	$724	$740
Service and other	687	746	1,399	1,534
Total net revenue	1,005	900	2,123	2,274
Cost of revenue
Product sales	861	624	1,651	1,588
Service and other	627	543	1,210	1,163
Total cost of revenue	1,488	1,167	2,861	2,751
Gross loss	(483)	(267)	(738)	(477)
Operating expenses
Selling, general and administrative	3,741	7,896	7,855	14,181
Research and development	3,018	1,953	5,834	3,248
Total operating expenses	6,759	9,849	13,689	17,429
Operating loss	(7,242)	(10,116)	(14,427)	(17,906)
Other income (expense), net	1,993	(5)	1,942	84
Loss before income tax expense	(5,249)	(10,121)	(12,485)	(17,822)
Income tax expense	—	—	—	—
Net loss	$(5,249)	$(10,121)	$(12,485)	$(17,822)
Basic and diluted net loss per share	$(1.28)	$(10.71)	$(3.56)	$(23.83)
Basic and diluted weighted average common shares outstanding	4,089	945	3,506	748

Ra Medical Systems, Inc.

Non-GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Statement of Operations Data:
Net loss	$(5,249)	$(10,121)	$(12,485)	$(17,822)
Depreciation and amortization	426	636	881	1,214
Interest income	(1)	(10)	(2)	(124)
Interest expense	31	15	83	40
Income tax expense	—	—	—	—
EBITDA	(4,793)	(9,480)	(11,523)	(16,692)
Stock-based compensation	696	1,033	1,865	2,080
Gain on extinguishment of PPP promissory note	(2,023)	—	(2,023)	—
Loss (gain) on sale of property and equipment	8	—	(493)	—
Adjusted EBITDA	$(6,112)	$(8,447)	$(12,174)	$(14,612)

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